UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FIBRIA CELULOSE S.A.	FIBRIA OVERSEAS FINANCE LTD.
(Exact name of each registrant as specified in its charter)

Federative Republic of Brazil	Cayman Islands
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable
(I.R.S. employer identification number)	(I.R.S. employer identification number)

Rua Fidêncio Ramos, 302 and (part of) 4th floors	190 Elgin Avenue, George Town
Edifício Vila Olímpia, Torre B, Bairro Vila Olímpia 04551-010, São Paulo, SP, Brazil	Grand Cayman KY1-9005 Cayman Islands
(Address of each registrant’s principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.500% Notes Due 2027	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-195610 and 333-195610-01

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the headings “Description of the Notes” on pages S-47 through S-59 of the Prospectus Supplement dated January 11, 2017, “Description of the Debt Securities” on pages 11 through 28 of the Prospectus dated May 1, 2014 and “Description of the Guarantee” on page 29 of the Prospectus dated May 1, 2014, each of which forms part of the registration statement on Form F-3 (Registration Statement Nos. 333-195610 and 333-195610-01) of Fibria Celulose S.A. and Fibria Overseas Finance Ltd., which information is incorporated by reference and made part of this registration statement in its entirety.

Item 2.  Exhibits.

The securities to be registered hereunder are expected to be listed on the New York Stock Exchange, the exchange on which the American Depositary Shares of Fibria Celulose S.A. are currently listed. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Securities and Exchange Commission in connection with this Registration Statement:

1.1

Indenture dated as of May 12, 2014 between Fibria Overseas Finance Ltd., as issuer, Fibria Celulose S.A., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 6-K furnished by Fibria Celulose S.A. on May 12, 2014)

1.2

Second Supplemental Indenture dated as of January 17, 2017, between Fibria Overseas Finance Ltd., as issuer, Fibria Celulose S.A., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 6-K furnished by Fibria Celulose S.A. on January 17, 2017)

1.3	Form of 5.500% Note due 2027 (incorporated by reference to Exhibit 4.2 of the Current Report on Form 6-K furnished by Fibria Celulose S.A. on January 17, 2017)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Fibria Celulose S.A.

Date: January 17, 2017	By:	/s/ Guilherme Perboyre Cavalcanti
	Name:	Guilherme Perboyre Cavalcanti
	Title:	Chief Financial Officer

Fibria Overseas Finance Ltd.

Date: January 17, 2017	By:	/s/ Guilherme Perboyre Cavalcanti
	Name:	Guilherme Perboyre Cavalcanti
	Title:	Director

EXHIBIT INDEX

Exhibit Number	Description

1.1.

Indenture dated as of May 12, 2014 between Fibria Overseas Finance Ltd., as issuer, Fibria Celulose S.A., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 6-K furnished by Fibria Celulose S.A. on May 12, 2014)

1.2

Second Supplemental Indenture dated as of January 17, 2017 between Fibria Overseas Finance Ltd., as issuer, Fibria Celulose S.A., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 6-K furnished by Fibria Celulose S.A. on January 17, 2017)

1.3	Form of 5.500% Note due 2027 (incorporated by reference to Exhibit 4.2 of the Current Report on Form 6-K furnished by Fibria Celulose S.A. on January 17, 2017)